UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2009

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRA Employer Identification No.)

1637 Shar-Cal Road Calvert City, Kentucky	42029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(270) 282-0943

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

See the discussion of the agreements set forth in Item 2.02 hereof.

Item 2.02  Completion of Acquisition or Disposition of Assets.

On April 6, 2009, Four Rivers BioEnergy Inc. (“Four Rivers”) signed a series of related agreements for the acquisition of a biodiesel plant and other assets located near Blyth, Northumberland, in North East England. The acquisition of the plant and related assets is from the administrator under a “pre-packaged” acquisition out of insolvency where Four Rivers is working with the principal creditor and the administrator.

The acquisition is of a completely constructed facility capable of producing approximately 35 million gallons per annum of biodiesel from a broad band of feedstocks, including waste cooking, other waste oils and virgin oils using technologies that are believed to be unique in the biodiesel industry. In addition, the acquisition includes 147 acres of land situated about two miles from a major slack water port facility at Blyth, Northumberland, England, security and office buildings, furniture and office equipment, and motor vehicles.

The construction and commissioning of the facility was completed in 2007, and became non-operational and dormant in November 2008, primarily due to a lack of working capital available to the then owner - operator.  Four Rivers believes, subsequent to the acquisition and the infusion of funding, that it will be able to commence planned production and operate the facility at greater efficiencies, and thereby improving operating margins and earnings.

The asset acquisition is being made by Four Rivers after the facility has been placed into a new holding company structure which is being set up by the major institutional creditor working with the administrator and initially will be owned by the current major institutional creditor, a fund managed by an investment management firm headquartered in London, England. The new holding company structure consists of a holding company, BF Group Holdings Limited, an English company (“HoldCo”), and several subsidiaries to own the land in freehold and leasehold, plant, patents and intellectual property and other assets and to operate those assets, as appropriate, for greatest operational, financing, income and tax efficiency.

Four Rivers is achieving the asset acquisition by investing, at closing, £400,000 (approximately US$580,000) of cash into the newly formed HoldCo for 85% of the entire issued equity capital of HoldCo.  If required for the creation of the holding company structure and passage of the assets through administration, Four Rivers will lend £300,000 (approximately US$432,000) to a newly formed finance subsidiary of HoldCo, the proceeds of which are to be used to acquire the assets from the administrator and obtain a release of assets from various security interests. This loan will be converted into the payment for the equity of HoldCo, forming part of the £400,000 investment.

Additionally, Four Rivers will lend to the newly formed finance subsidiary of HoldCo £2,600,000 (approximately US$3,800,000), the proceeds of which are to be drawn upon to commence and fund the planned operations of the facility (“Operations Loan”).  The Operations Loan will bear interest at 12% per annum and be repaid on the fifth anniversary of its making or at such time as any dividends or other distribution is to be made by HoldCo, if earlier.  The board of HoldCo, which is to be controlled by Four Rivers, may prepay the Operations Loan at any time from operational income to the extent retained earnings are not required to operate the facility.  The Operations Loan will be guaranteed by the operational subsidiaries of HoldCo and secured by selected operational assets.

Four Rivers, BlueCrest Strategic Limited (“BlueCrest”), Elettra Sviluppo S.R.L. and HoldCo, have entered into a Subscription and Shareholders Agreement governing the Four Rivers acquisition of 85% of the newly formed entity, HoldCo, the Four Rivers funding obligations described above, and certain continuing relationships among all the equity owners of HoldCo.  In addition to the other terms, the shareholders agreement provides for (i) drag along rights entitling Four Rivers to sell the entire share capital of HoldCo, (ii) tag along rights for the other equity owners to sell their 15% equity interest along with any sale by Four Rivers, (iii) an option to Four Rivers to acquire the 15% ownership interest not owned by Four Rivers at any time for the lower of £75,000,000 (approximately US$110,000,000) or the fair market value if in connection with a disposal, (iv) a covenant that future capital provided by Four Rivers will not dilute the 15% ownership interest of the other equity owners, (v) pre-emptive rights to the parties for participation in both equity and debt infusions into HoldCo or the subsidiaries, and (vi) the creation of an employee incentive plan for HoldCo that is non-dilutive to the 15% ownership interest.  BlueCrest also was issued a warrant (“Warrant”) to purchase until December 31, 2012, up to 200,000 shares of common stock of Four Rivers at $8.00 per share as compensation for various services in connection with the transaction. Under a put option agreement between Four Rivers and BlueCrest, the latter will also have the right to put its 13.75% interest in HoldCo to Four Rivers for $1,600,000, but in connection with the put, the warrant must have been exercised.

As part of the overall transaction, prior to the commencement of operations at the facility, HoldCo will have in place certain employment agreements with suitable management persons, and the facility employees, currently expected to be approximately 40 in number, will have their employment transferred from the company in administration to the appropriate subsidiary of HoldCo.  Additionally, the interim Chief Executive Officer of HoldCo will be an officer of Four Rivers. Four Rivers intends to appoint an interim Commercial Director and after closing Four Rivers will determine the permanent Chief Executive Officer.  On a going forward basis, HoldCo will provide an executive and employee equity incentive plan for the employees of HoldCo.

The definitive agreements have been drafted and are enforceable under English law, other than the Warrant which has been drafted and is enforceable under Nevada law.

The funding of the asset acquisition is from the current cash assets of Four Rivers.  Additional financing by Four Rivers is not a condition to either the signing of the definitive acquisition agreement, the closing of the asset acquisition or commencement of the planned operations of the facility. Four Rivers may seek financing in the future in connection with the above described transaction, which may include (i) financing using the assets to be acquired, (ii) forms of community funding, tax incentives and grants where the facility is located, (iii) funding through the use of its current assets, which may involve general secured financings or sales of assets, or (iv) sales of debt and equity securities at either the level of Four Rivers, HoldCo or a subsidiary of HoldCo. If no additional financing is obtained, Four Rivers will have used its current cash assets to complete the acquisition and fund the operations which may limit the ability of Four Rivers to pursue its overall accretive business plan of finding and acquiring biodiesel and bioethanol assets until such time as additional capital is available on a specific acquisition or company wide basis. Four Rivers cannot now predict if it will be able to obtain new funding or the terms or whether the terms of any offered financing will be commercially acceptable.

Four Rivers has determined that the proposed purchase of the majority (85%) interest in the biodiesel plant and the other assets is not a business, and accordingly, will account for and disclose the transaction as an asset acquisition.

Item 3.02  Unregistered Sales of Equity Securities

See Item 2.01 for a discussion of the Warrant to be issued in connection with the transaction.  The Warrant was issued under Regulation S, promulgated under the Securities Act of 1933, as amended, to a hedge fund located in the United Kingdom that is a sophisticated, accredited investor.  The sale of the Warrant and the underlying shares of common stock are not being registered for issuance.  The Warrant does not have any registration rights or cashless exercise provisions.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

Not required

(b)  Pro Forma Financial Information

Not required

(c)  Shell Company Transactions

Not applicable

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Subscription and Shareholders Agreement, in the form as executed on April 6, 2009, among BlueCrest Strategic Limited, Elettra Sviluppo S.R.L., Four Rivers BioEnergy Inc. and BF Group Holdings Limited.

10.2	Form of £300,000 Interim Loan to BF Group Holdings Limited or affiliate as executed on April 6, 2009.

10.3	Form of Operations Loan to BF Group Holdings Limited or affiliate, in principal amount of £2,600,000 as executed on April 6, 2009.

10.4	Form of Put Option Agreement, dated April 6, 2009, between Four Rivers BioEnergy Inc. and BlueCrest Strategic Limited as executed on April 6, 2009.

10.5	Form of Warrant issued to BlueCrest Strategic Limited for 200,000 shares of common stock of Four Rivers BioEnergy Inc., as executed on April 6, 2009.

99.1	Press Release dated April 7, 2009

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

{Signature pages to follow}

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2009	FOUR RIVERS BIOENERGY INC. By: /S/ Gary Hudson Name: Gary Hudson Title: Chief Executive Officer